For Immediate Release

Contact:                Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001
Owens Realty Mortgage, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results

WALNUT CREEK, CA. – March 15, 2017 – Owens Realty Mortgage, Inc. (the "Company") (NYSE MKT: ORM) today reported financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

•	Net loss attributable to common stockholders of $1,176,000, or $0.11 per fully-diluted common share
•
Book value attributable to common stockholders of $21.03 per common share at December 31, 2016 as compared to $21.28 per common share at September 30, 2016 and $19.03 per common share at  December 31, 2015

•	Declared a regular quarterly dividend of $0.08 per share of common stock
•	Interest income on loans increased from $1,580,000 during the fourth quarter of 2015 and $2,257,000 during the third quarter of 2016 to $2,426,000 during the fourth quarter of 2016
•	FFO of $(816,000), or $(0.08) per diluted common share and AFFO of $1,093,000 (see Non-GAAP Financial Measures)
•	Originated nine new loans during the quarter totaling $42,804,000 (note commitment amount) and received full or partial payoffs on seven loans totaling $14,269,000
•	Sold two real estate properties (one partially) for aggregate net sales proceeds of $3,633,000 and a carryback loan of $1,595,000, resulting in loss on sales of real estate totaling $536,000
•	Recorded $938,000 in provision for loan losses

Year 2016 Highlights

•	Net income attributable to common stockholders of $24,410,000, or $2.38 per fully-diluted common share
•	Declared 2016 common dividends totaling $0.32 per share
•	FFO of $5,527,000, or $0.54 per diluted common share and AFFO of $2,554,000 (see Non-GAAP Financial Measures)
•
Originated twenty-three new loans during 2016 totaling $97,124,000 ($71,315,000 funded plus $25,809,000 unfunded commitment as of year-end) and received full or partial payoffs on twenty-nine loans totaling $55,764,000

•	There were 55 loans in the portfolio with an average balance of $2,358,000 as of December 31, 2016 as compared to 56 with an average loan balance of $1,906,000 as of December 31, 2015
•
Sold seven real estate properties (three partially) for net aggregate sales proceeds of $89,402,000 and a carryback loan of $1,595,000, resulting in gain on sales totaling $24,498,000 (or $20,782,000 after $3,716,000 gain attributable to a non-controlling interest). The sale of one property resulted in the repayment of notes payable totaling $32,881,000.

•
Continued construction of the retail/condominium project owned by ZRV and incurred approximately $24,175,000 in capitalized costs. The project is expected to be completed during the end of the first quarter or beginning of the second quarter of 2017.

•
Amended the California Bank & Trust Credit Facility to increase the maximum potential borrowings from $30,000,000 up to $50,000,000 and to extend the maturity date for borrowings under the facility to March 1, 2018. The maximum commitment can be increased on request of the Company and with permission of the lenders in the future to up to $75,000,000.

•	Repaid the balance of the Opus Credit Facility in full and the facility has terminated
•	Recorded $694,000 net increase in the specific allowance for loan losses related to two impaired loans and an increase in the general allowance for loan losses of $591,000 (total of $1,285,000)
•	Recorded $3,228,000 in impairment losses on three real estate properties

Summary of Fourth Quarter and Year-to-Date 2016 Financial Results

The Company reported net loss attributable to common stockholders of $1,176,000 or $0.11 per fully-diluted common share for the three months ended December 31, 2016 as compared to net income of $8,272,000 or $0.80 per fully- diluted common share for the corresponding quarter of 2015. The decrease in net income was primarily the result of the sales of four real estate properties during the fourth quarter of 2015 resulting in aggregate gain on sales of approximately $6,787,000. During the fourth quarter of 2016, the Company recognized losses on sales of real estate totaling approximately $536,000. In addition, the Company recorded a provision for loan losses of $938,000 in the fourth quarter of 2016, as compared to a reversal of the allowance for loan losses of $1,499,000 in the fourth quarter of 2015.

For the year ended December 31, 2016, the Company reported net income attributable to common stockholders of $24,410,000 or $2.38 per fully-diluted common share as compared to net income of $23,569,000 or $2.22 per fully-diluted common share for the year ended December 31, 2015. The increase in net income was primarily the result of the sales of seven real estate properties during 2016 resulting in aggregate gain on sales of approximately $24,498,000 (or $20,782,000 net of $3,716,000 attributable to a non-controlling interest). During 2015, the Company recognized gain on sales of real estate of approximately $21,819,000 (or $19,340,000 net of $2,479,000 attributable to a non-controlling interest).

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company's loan portfolio at December 31, 2016 and 2015.
	December 31, 2016	December 31, 2015
By Property Type:
Commercial	$102,442,111	$76,800,297
Residential	19,001,677	24,675,867
Land	8,238,523	5,267,643
	$129,682,311	$106,743,807
By Position:
Senior loans	$126,873,673	$103,716,010
Junior loans	2,808,638	3,027,797
	$129,682,311	$106,743,807

Commercial loans by property type:
	December 31, 2016	December 31, 2015
Commercial Real Estate Loans:
Office	$33,608,898	$28,210,997
Retail	19,959,635	9,206,415
Storage	13,015,175	7,652,116
Apartment	11,366,570	13,094,806
Hotel	9,567,143	7,985,000
Industrial	7,376,477	3,483,318
Marina	3,500,000	3,500,000
Assisted care	1,328,213	947,645
Church	1,175,000	1,175,000
Golf course	1,145,000	1,145,000
Restaurant	400,000	400,000
	$102,442,111	$76,800,297
Loans by geographic location:

	December 31, 2016		December 31, 2015
	Balance	Percentage	Balance	Percentage
California	$98,319,923	75.81%	$82,406,162	77.20%
Arizona	4,655,517	3.59%	10,103,722	9.47%
Colorado	1,595,000	1.23%	—	0.00%
Hawaii	1,450,000	1.12%	1,450,000	1.36%
Michigan	10,337,157	7.97%	6,335,000	5.93%
Nevada	3,669,584	2.83%	6,298,923	5.90%
Ohio	3,627,506	2.80%	—	0.00%
Oregon	—	0.00%	150,000	0.14%
Texas	6,027,624	4.65%	—	0.00%
	$129,682,311	100.00%	$106,743,807	100.00%

Quarter End Real Estate Property Portfolio
The following tables set forth certain information regarding the Company's real estate portfolio at December 31, 2016 and 2015.

Real Estate Held for Sale:
	December 31, 2016	December 31, 2015
Land (including land under development)	$73,140,659	$42,071,143
Residential	—	51,942,601
Office	732,539	4,716,487
Industrial	—	1,460,935
Golf course	1,970,437	—
	$75,843,635	$100,191,166

Real Estate Held for Investment:
	December 31, 2016	December 31, 2015
Retail	$16,829,995	$23,122,714
Land	4,234,806	8,112,676
Residential	2,405,439	6,673,540
Assisted care	5,820,709	5,402,376
Office	3,962,869	4,315,608
Marina	4,025,945	4,079,087
Golf course	—	1,941,245
	$37,279,763	$53,647,246

Conference Call
The Company will host a conference call to discuss the results on Thursday, March 16, 2017, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (888) 317-6016 (United States) or (412) 317-6016 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company's website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com until April 17th.  To access the replay, dial (877) 344-7529 (United States) or (412) 317-0088 (International) and enter code: 10102499.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust ("REIT") that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company's website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. The forward-looking statements made in this release include, but may not be limited to, expectations around the company's plans to distribute current and accumulated earnings in 2017, tax treatment and characterization of distributions made by the company in 2017, and timing and content of any announcements made with respect thereto.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.

Consolidated Balance Sheets
December 31,

Assets	2016	2015
Cash and cash equivalents	$434,243	$1,255,842
Restricted cash	6,500,000	7,225,371
Loans, net of allowance for loan losses of $2,706,822 in 2016 and $1,842,446 in 2015	126,975,489	104,901,361
Interest and other receivables	2,164,335	1,764,918
Other assets, net of accumulated depreciation and amortization of $251,729 in 2016 and $275,277 in 2015	803,676	741,001
Deferred financing costs, net of accumulated amortization of $107,744 in 2016 and $323,325 in 2015	171,855	126,308
Deferred tax assets, net	7,248,977	—
Investment in limited liability company	2,140,482	2,141,032
Real estate held for sale	75,843,635	100,191,166
Real estate held for investment, net of accumulated depreciation of $3,151,427 in 2016 and $2,915,596 in 2015	37,279,763	53,647,246

Total assets	$259,562,455	$271,994,245
Liabilities and Equity
Liabilities:
Dividends payable	$1,402,496	$2,133,455
Due to Manager	360,627	408,643
Accounts payable and accrued liabilities	3,699,859	3,359,294
Deferred gains	209,662	209,662
Lines of credit payable	4,976,000	20,915,500
Notes and loans payable on real estate	33,385,934	45,458,844
Total liabilities	44,034,578	72,485,398
Commitments and Contingencies
Equity:
Stockholders' equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2016 and 2015	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,247,477 shares outstanding at December 31, 2016 and 2015, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 950,642 shares at December 31, 2016 and 2015, respectively	(12,852,058)	(12,852,058)
Retained earnings	45,830,432	25,282,553
Total stockholders' equity	215,527,877	194,979,998
Non-controlling interests	—	4,528,849
Total equity	215,527,877	199,508,847

Total liabilities and equity	$259,562,455	$271,994,245

OWENS REALTY MORTGAGE, INC.

Consolidated Statements of Income
Years Ended December 31,

	2016	2015

Revenues:
Interest income on loans	$8,922,142	$8,277,004
Rental and other income from real estate properties	7,977,400	12,791,096
Income from investment in limited liability company	179,449	175,451
Total revenues	17,078,991	21,243,551
Expenses:
Management fees to Manager	3,286,470	2,051,134
Servicing fees to Manager	298,770	186,467
General and administrative expense	1,568,890	1,278,994
Rental and other expenses on real estate properties	7,045,848	8,510,110
Depreciation and amortization	1,258,305	2,052,181
Interest expense	2,859,294	1,938,113
Bad debt expense from uncollectible rent	14,678	152,805
Provision for (recovery of) loan losses	1,284,896	(1,026,909)
Impairment losses on real estate properties	3,227,807	1,589,434
Total expenses	20,844,958	16,732,329
Operating (loss) income	(3,765,967)	4,511,222
Gain on sales of real estate, net	24,497,763	21,818,553
Net income before income taxes	20,731,796	26,329,775
Income tax benefit (expense)	7,248,977	(93,335)
Net income	27,980,773	26,236,440
Less: Net income attributable to non-controlling interests	(3,571,003)	(2,667,324)

Net income attributable to common stockholders	$24,409,770	$23,569,116

Per common share data:
Basic and diluted earnings per common share	$2.38	$2.22
Basic and diluted weighted average number of common shares outstanding	10,247,477	10,594,807
Dividends declared per share of common stock	$0.32	$0.41

OWENS REALTY MORTGAGE, INC.

Consolidated Statements of Income
Three Months Ended December 31,

	2016	2015

Revenues:
Interest income on loans	$2,426,306	$1,579,528
Rental and other income from real estate properties	1,194,642	2,807,958
Income from investment in limited liability company	46,335	44,968
Total revenues	3,667,283	4,432,454
Expenses:
Management fees to Manager	887,559	640,841
Servicing fees to Manager	80,687	58,259
General and administrative expense	326,850	327,415
Rental and other expenses on real estate properties	1,160,819	2,089,620
Depreciation and amortization	300,280	340,045
Interest expense	209,678	525,004
Bad debt expense from uncollectible rent	14,678	2,268
Provision for (recovery of) loan losses	937,867	(1,499,268)
Impairment losses on real estate properties	23,586	333,000
Total expenses	3,942,004	2,817,184
Operating (loss) income	(274,721)	1,615,270
(Loss) gain on sales of real estate, net	(536,419)	6,787,254
Net (loss) income before income taxes	(811,140)	8,402,524
Income tax expense	(380,706)	(93,335)
Net (loss) income	(1,191,846)	8,309,189
Less: Net loss (income) attributable to non-controlling interests	15,960	(36,890)

Net (loss) income attributable to common stockholders	$(1,175,886)	$8,272,299

Per common share data:
Basic and diluted earnings per common share	$(0.11)	$0.80
Basic and diluted weighted average number of common shares outstanding	10,247,477	10,310,149
Dividends declared per share of common stock	$0.08	$0.08

Non-GAAP Financial Measures

Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations ("FFO"), an industry-wide standard measure of REIT operating performance, and adjusted funds from operations ("AFFO"). We believe FFO and AFFO provide investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment losses on depreciable real estate, gains or losses on the sales of depreciable real estate, and after adjustments for unconsolidated ventures.

We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items, as well as gains/losses on sales of other real estate. We adjust for these items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following: provisions for (reversals of) loan losses; amortization of deferred financing costs; depreciation of other assets; impairment of other real estate; accretion of loan discount; gain on foreclosure of loans; straight-line rental adjustments and deferred income tax benefit.

Our calculations of FFO and AFFO may not be comparable to similar measures reported by other REITs. These non‐GAAP financial measures should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor are they indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Annual Report on Form 10-K, as well as in the Company's Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO and AFFO to comparable GAAP financial measures:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Funds from Operations
Net (loss) income attributable to common stockholders	$(1,175,886)	$8,272,299	$24,409,770	$23,569,116
Adjustments:
Depreciation and amortization of real estate	293,305	333,837	1,231,187	2,014,462
Depreciation allocated to non-controlling interests	—	—	—	(86,401)
Impairment losses on depreciable real estate	23,586	—	1,117,657	—
Gain on sales of depreciable real estate	(3,660)	(5,809,712)	(24,948,167)	(19,525,445)
Gain on sale of depreciable real estate allocated to non-controlling interest	—	—	3,715,709	2,479,268
Adjustments for unconsolidated ventures	46,665	47,031	551	1,549
FFO attributable to common stockholders	$(815,990)	$2,843,455	$5,526,707	$8,452,549
Basic and diluted FFO per common share	$(0.08)	$0.28	$0.54	$0.80

Adjusted Funds from Operations
FFO attributable to common stockholders	$(815,990)	$2,843,455	$5,526,707	$8,452,549
Adjustments:
Non-cash items:
Provision for (reversal of loan losses)	937,867	(1,499,268)	1,284,896	(1,026,909)
Amortization of deferred financing costs	42,556	100,610	456,168	367,471
Depreciation of other assets	6,977	6,208	27,118	37,719
Impairment of other real estate	—	333,000	2,110,150	1,589,434
Accretion of discount to interest income	—	—	—	(536,816)
Straight-line rental adjustments	591	(9,941)	(52,741)	(32,324)
Deferred income tax expense (benefit)	380,706	—	(7,248,977)	—
Less:
Loss (gain) on sale of other real estate, net	540,079	(977,542)	450,404	(2,293,107)
AFFO attributable to common stockholders	$1,092,786	$796,522	$2,553,725	$6,558,017

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